Filed with the Securities and Exchange Commission on June 8, 2005

Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Trident Microsystems, Inc.

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(Exact name of registrant as specified in its charter)

Delaware	77-0156584

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1090 East Arques Avenue
Sunnyvale, CA 94085

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(Address of principal executive offices) (Zip code)

Employee Warrants Assumed by
Trident Microsystems, Inc. and Granted Under
the Trident Technologies Inc. Regulations Governing
Issuance and Subscription of the Employee Option, 2003

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(Full title of the plan)

Frank C. Lin
President, Chief Executive Officer
and Chairman of the Board
1090 East Argues Avenue
Sunnyvale, CA 94085

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(Name and address of agent for service)

Telephone number, including area code, of agent for service: 408-991-8800.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
Securities to be	Amount to be	offering price per	aggregate	Amount of
registered[1]	registered[2]	share[3]	offering price[3]	registration fee

Employee Warrants Assumed by Trident Microsystems, Inc. and Granted Under the Trident Technologies Inc.
Regulations Governing Issuance and Subscription of the Employee Option, 2003

Common Stock	2,933,900	$1.57	$4,606,223.00	$542.15
Par Value $0.001

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1 The securities to be registered are warrants to acquire Common Stock.

2 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3 The offering price is estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is computed on the basis of the weighted average exercise price of the employee warrants.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

          Trident Microsystems, Inc. (“the Company”) hereby incorporates by reference in this registration statement the following documents:

          (a) The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s latest fiscal year ended June 30, 2004 as filed with the Securities and Exchange Commission on September 13, 2004.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

          (c) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

          Inapplicable.

Item 6. Indemnification of Directors and Officers

          Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Restated Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

          Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Amended and Restated Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company’s Amended and Restated Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

          Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption From Registration Claimed

          Inapplicable.

Item 8. Exhibits

          See Exhibit Index.

Item 9. Undertakings

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 8, 2005.

TRIDENT MICROSYSTEMS, INC.
By:	/s/ Frank C. Lin
Frank C. Lin
President, Chief Executive Officer, and Chairman of the Board

POWER OF ATTORNEY

     The officers and directors of Trident Microsystems, Inc. whose signatures appear below, hereby constitute and appoint Frank C. Lin and John S. Edmunds, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on June 8, 2005.

Signature	Title

/s/ Frank C. Lin
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Frank C. Lin

/s/ John S. Edmunds
Chief Financial Officer
John S. Edmunds	(Principal Financial and Accounting Officer)

/s/ Glen M. Antle
Director
Glen M. Antle

/s/ Yasushi Chikagami
Director
Yasushi Chikagami

/s/ John Luke
Director
John Luke

/s/ Millard Phelps
Director
Millard Phelps

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on June 20, 1997 (File No. 333-29667).

4.2	Certificate of Amendment of Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on February 12, 2004 (File No. 000-20784).

4.3	Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.3 of the Company’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on May 13, 2004 (File No. 000-20784).

4.4	Form of Rights Agreement between the Company and ChaseMellon Shareholder Services, LLC, as Rights Agent (including as Exhibit A the form of Certificate of Designation, Preferences and Rights of the Terms of the Series A Preferred Stock, as Exhibit B the form of Right Certificate, and as Exhibit C the Summary of Terms of Rights Agreement) dated July 24, 1998 is incorporated by reference to Exhibit 1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 1998 (File No. 000-20784).

5	Opinion re legality

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24	Power of Attorney (included in signature pages to this registration statement)